ROSS MILLER
Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: nvsos.gov
	Filed in the office of	Document Number
20080674713-78
Filing Date and Time 10/13/2008 3:00 PM
Ross Miller Secretary of State State of Nevada
Entity Number E0640562008-2
Article of Incorporation (PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY- DO NOT HIGHLIGHT                                          ABOVE SPACE IS FOR OFFICE USE ONLY
1. Name of Corporation		Mickland, Inc.
2. Registered Agent for Service of Process: (Check only one box)		☒ Commercial Registered Agent :	Incorp. Services
Name
		☐Noncommercial Registered Agent (Name and Address)	or ☐ Office or Position With Entity (Name and Address below)

Name of Noncommercial Registered Agent OR Name of Titles of Office or Other Position with Entity
Nevada
	Street Address		City		Zip Code
Nevada
	Mailing Address(If different from street address		City		Zip Code

3. Authorized Stock: (Number of shares corporation is authorized to issue)		Number of shares with par value: 110,000,000	Par value per share $: .00001	Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at leats of 18 years of age;attach additional page if more then two director/trustees)	1.	Connie Siekkinen
Name
		1271 Sount Anderson Rd.	Rock Hill	SC	29730
		Street Address	City	State	Zip Code
2.
Name

		Street Address	City	State	Zip Code
5. Purpose: (optional: see instructions)		The puspose of the corporation shall be:
Any legal purpose

6. Name, Address and Signatures of Incorporator: ( attach additional page if more than one incorporator)		Jillian Sidoti	X
		Name	Incorporator Signature
		34721 Myrtle Court	Winchester	CA	92596
		Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:		I hereby accept appointment as Registered Agent for the above named entity.
		X on Behalf of Incorp. Services			9/30/2009
		Authorized Signature of Registered Agent or on Behalf of Registered Agent Entity			Date

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that MICKLAND, Inc., did on October 13, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on October 14, 2008.

Certified By: Nita Hibshman
Certificate Number: C20081013-1978

ROSS MILLER
Secretary of State